UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

CORD BLOOD AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
 (Address of Principal Executive Office) (Zip Code)

(702) 914-7250
 (Registrant’s telephone number, including area code)
_______________________________

Copies to:
Stephen Morgan
1857 Helm Drive, Las Vegas, NV 89119
Phone: (702) 914-7250
Fax: (702) 914-7251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Cord Blood America, Inc. (the “Company”) announced that Stephen Morgan will resign from his positions as Interim President, General Counsel, and Corporate Secretary effective July 19, 2017, in order to pursue other career opportunities in his home state of Minnesota where he can devote more time to his family. Mr. Morgan will be available to assist with the transition and consult with the Company on an as needed basis.

Effective July 19, 2017, the Company’s board of directors has named Director and Chairman of the Audit Committee Anthony Snow as Interim President and Corporate Secretary. The Company shall pay Mr. Snow five thousand dollars ($5,000) per month while he serves as Interim President. Mr. Snow will not receive any fees for serving as a Director or as Chairman of the Audit Committee while he serves as Interim President.

Anthony Snow, age 41, has been a Director of the Company since April 2015.  He is a Managing Director at Red Oak Partners. Prior to joining Red Oak, Mr. Snow worked at Soros Fund Management where he was part of a two person team that managed a global long/short equity portfolio. Prior to Soros, Mr. Snow focused on investments in global equities at both Ardea Capital Management, as part of the founding team, and Wyper Capital Management. Previously, Mr. Snow was employed at Lindsay Goldberg, a private equity firm, where he focused on leveraged buyouts. Mr. Snow began his career at Merrill Lynch & Co. as an Analyst in the Mergers & Acquisitions group. He received a B.B.A. with high distinction from the University of Michigan, concentrating in finance and accounting, and an M.B.A. from Harvard Business School. Mr. Snow is currently a Director and Chairman of the Finance Committee of StreetWise Partners, a New York City non-profit, and also serves on the Executive Committee.

There are no family relationships between Mr. Snow and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Snow and any other persons pursuant to which he was selected as Interim President. Mr. Snow has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release (the “Press Release”) announcing Mr. Morgan’s resignation and the appointment of Mr. Snow as Interim President and Corporate Secretary.

The information furnished under this Item 7.01 on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are furnished herewith:

Exhibit No.	Description

99.9	Press Release dated July 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
(Registrant)

Date: July 11, 2017	By:	/s/Stephen Morgan
Interim President, General Counsel and Corporate Secretary